UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2003

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit Number	Description

99.1	Press release of Kinder Morgan, Inc. issued April 16, 2003

99.2	Transcript of the webcast conference call held on April 16, 2003
Item 9.	Regulation FD Disclosure (Information Provided Under Item 12. Results of Operations and Financial Condition)

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On April 16, 2003, Kinder Morgan, Inc. issued a press release regarding its financial results for the quarter ended March 31, 2003 and held a webcast conference call discussing those results. A copy of the earnings press release is furnished as Exhibit 99.1 to this report. An unedited transcript of the webcast conference call, prepared by an outside vendor, is furnished as Exhibit 99.2 to this report. The webcast conference call is also currently available for replay on Kinder Morgan, Inc.'s website at www.kindermorgan.com by clicking "webcast conference calls" and the "Audio Webcast" button. The webcast will be archived on the website under "Investors - KMI - Conference Call."

The non-generally accepted accounting principle financial measure of cash flow is presented in this earnings release. We define cash flow as pre-tax income before depletion, depreciation and amortization (DD&A), less current taxes and less sustaining capital expenditures. In each case, the amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of sustaining capital expenditures. Sustaining capital expenditures are defined as capital expenditures (as defined by GAAP) which do not increase the capacity of the asset. We routinely calculate and communicate this measure to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that this measure is useful to investors because it provides investors with a quick, simple and reasonable estimate of our cash flow available for expansion projects, debt repayment, dividends and share repurchases. A reconciliation of cash flow to preliminary cash provided from operations is provided in the earnings release. Cash flow should be considered in conjunction with cash provided from operations, as defined by generally accepted accounting principles.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: April 23, 2003	By:	/s/	Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Kinder Morgan, Inc. issued April 16, 2003

99.2	Transcript of the webcast conference call held on April 16, 2003